                              AGREEMENT OF LEASE AND
                                LICENSE AGREEMENT




                    STERLING FOREST CORPORATION, LANDLORD/LICENSOR

                                         WITH

                       CREATIVE FAIRES LTD., TENANT/LICENSEE

                                  TABLE OF CONTENTS


        ARTICLE  1   DEFINITIONS

        ARTICLE  2   PREMISES AND TERM

        ARTICLE  3   RENT

        ARTICLE  4   USE OF INSURANCE PROCEEDS

        ARTICLE  5   CONDEMNATION

        ARTICLE  6   ASSIGNMENT AND SUBLETTING

        ARTICLE  7   MAINTENANCE AND REPAIRS

        ARTICLE  8   SFC'S RIGHT OF REVIEW AND APPROVAL OF
                     IMPROVEMENTS

        ARTICLE  9   REQUIREMENTS OF GOVERNMENTAL AUTHORITIES
                     AND OF INSURANCE UNDERWRITERS AND POLICIES

        ARTICLE  10  SECURITY DEPOSIT

        ARTICLE  11  DISCHARGE OF LIENS

        ARTICLE  12  NO REPRESENTATIONS BY SFC

        ARTICLE  13  SFC NOT LIABLE FOR INJURY OR DAMAGE

        ARTICLE  14  INDEMNIFICATIONS

        ARTICLE  15  RIGHT OF ACCESS AND INSPECTION

        ARTICLE  16  PERMITTED USE; NO UNLAWFUL OCCUPANCY

        ARTICLE  17  EVENTS OF DEFAULT, CONDITIONAL LIMITATIONS,
                          REMEDIES, ETC.

        ARTICLE  18  NOTICES

        ARTICLE  19  ESTOPPEL CERTIFICATES

        ARTICLE  20  SURRENDER AT END OF TERM

        ARTICLE  21  ENTIRE AGREEMENT; NO ORAL MODIFICATIONS

        ARTICLE  22  QUIET ENJOYMENT

        ARTICLE  23  INVALIDITY OF CERTAIN PROVISIONS

        ARTICLE  24  NO RECORDING OF MEMORANDUM OF LEASE

        ARTICLE  25  LIMITATION OF LIABILITY

        ARTICLE  26  MISCELLANEOUS

        ARTICLE  27  HAZARDOUS MATERIALS

        ARTICLE  28  WAIVER OF TRIAL BY JURY AND COUNTERCLAIMS
                     IN SUMMARY PROCEEDINGS; JURISDICTION
                     AND VENUE; SERVICE OF PROCESS

        ARTICLE  29  FEES AND EXPENSES

        ARTICLE  30  WAIVER OF REDEMPTION

        ARTICLE  31  SUBORDINATION

        ARTICLE  32  INSURANCE

        AGREEMENT OF LEASE AND LICENSE AGREEMENT made as of the day of June, 1996 between STERLING FOREST CORPORATION, a corporation established under the laws of the State of Delaware, as Landlord and Licensor, having an office at Rural Road 1, Sterling Lake Road, Tuxedo, New York 10987 and CREATIVE FAIRES LTD., a corporation established under the laws of the State of New York with an address at P.O. Box 1688, Westhampton Beach, New York 11978, as Tenant and Licensee.

                             W I T N E S S E T H

        It is hereby mutually covenanted and agreed by and between the parties hereto that this Lease and License Agreement ("Agreement") is made upon the terms, covenants and conditions hereinafter set forth.

                                  ARTICLE 1

                                DEFINITIONS

        SECTION 1.01. The terms defined in this Article shall, for all purposes of this Agreement and all supplemental agreements, have the following meanings:

     (a) "Agreement" or "this Agreement" means this Agreement of Lease and License Agreement, and all amendments and modifications.

     (b) "CFL" means Creative Faires Ltd., its agents, representatives, employees, contractors, successors and assigns.

     (c) "Commencement Date" means the date of commencement of the Term (hereinafter defined), as set forth in Article 2.

     (d) "Default" means any condition or event which constitutes or would, after notice or lapse of time, or both, constitute an Event of Default (hereinafter deemed).

     (e) "Event of Default" shall have the meaning provided in Section 17.01.

     (f) "Expiration Date" means the date of the expiration of the Term as set forth in Article 2.

     (g) "Faire" means CFL's Renaissance-theme craft production, conducted over an approximately eight-week period during July, August and September.

     (h) "Forest of Fear" means CFL's Halloween-oriented production, conducted over an approximately six-week period subsequent to the conclusion of the Faire, during September and October.

     "Leased Premises" means the parcel of SFC's real property and the improvements and fixtures thereon covered by this Agreement, as depicted in Schedule "A". The Leased Premises constitute a portion of tax lot 1-1-52 on the tax map of the Town of Tuxedo.

     (j) "Licensed Premises" means SFC's real property, improvements and fixtures that CFL may use under the terms of this Agreement ancillary to its use of the Leased Premises, at the times and on the conditions set forth below in section 2.02, as generally depicted in Schedule "A".

     (k) "Operating Days" means the days of actual operation of the Faire and the Forest of Fear.

     (l) "Person" means an individual, corporation, partnership, joint venture, estate, trust, unincorporated association, any Federal, State, County or municipal government or any bureau, department or agency thereof, or any other legally cognizable entity.

     (m) "Premises" means the Leased Premises and the Licensed Premises, or any portion thereof.

     (n) "Rent" shall mean all amounts periodically payable by CFL pursuant to the Terms of this Agreement, together with such other items designated as Additional Rent in this Agreement.

     (o) "SFC" means Sterling Forest Corporation, or its utility subsidiaries, South County Services Company, Inc., South County Water Corporation, and South County Sewer Corporation, their agents, representatives, employees, contractors, successors and assigns.

     (p) "Special Permit" means the resolution of the Zoning Board of Appeals of the Town of Tuxedo adopted October 27, 1976, granting to SFC a special permit to use a portion of SFC's lands, including the Premises, as a social/recreation/visitor center and outdoor recreational facility, a copy of which is annexed as Schedule "B".

     (q) "Term" means the term of this Agreement as set forth in Article 2.

                                   ARTICLE 2
                               PREMISES AND TERM

      SECTION 2.01. (a) SFC hereby leases to CFL, and CFL hereby takes from SFC, the Leased Premises, for the uses permitted in this Agreement, TO HAVE AND TO HOLD unto CFL, its successors and assigns, for a term of four (4) years and seven (7) months (the "Term"); covering five (5) operating seasons of the Faire and the Forest of Fear. The Term shall commence as of the 1st day of May, 1996 (the "Commencement Date") and shall expire on the 31st day of December, 2000 (the "Expiration Date"), or on such earlier date upon which this Agreement may be terminated.
     SECTION 2.02. SFC grants a license to CFL to use the Licensed Premises ancillary to CFL's permitted use of the Leased Premises, as follows: (i) on Operating Days, CFL shall have the exclusive use of the parking areas designated on Schedule "A"; (ii) from May 15 to November 1 of each year during the Term, CFL shall have the non-exclusive use of SFC's Gardens Administration Building, as administrative office space for the Faire and the Forest of Fear, and for no other purpose; (iii) SFC's Ski Rental Shop may be used on a non-exclusive basis by CFL during the Faire only and not during the Forest of Fear, as a dressing area and for no other purpose. If used by CFL, the Ski Rental Shop will be completely vacated by CFL within two weeks following the final Operating Day of the Faire, but in no event later than October 15, in condition for use by SFC. The general location of the aforementioned areas is indicated on Schedule "A". SFC's Ski Center Cafeteria, and Pavilion are specifically excluded from this Agreement and may not be used by CFL.

     SECTION 2.03. Provided CFL is not then in default of any of its obligations under this Agreement, at the end of the third year of the Term SFC will discuss with CFL the possibility of extending the Term.
     SECTION 2.04. The Licenses granted hereunder are in all respects incidental to and contingent upon CFL's use of the Leased Premises only for the purposes permitted under this Agreement, and on the continuation in full force and effect of the leasehold created by this Agreement. In the event the leasehold expires or is terminated for any reason, the Licenses granted hereunder shall expire simultaneously.

      SECTION 2.05. The Licenses granted hereunder are revocable in whole or in part by SFC on reasonable notice to CFL, (a) in the event SFC enters into an agreement to convey title to the Licensed Premises to a third party who objects to continuation of the Licenses, or (b) in the event SFC requires exclusive possession of the Licensed Premises for its own purposes (including, but not limited to, development thereof), or (c) if for any reason beyond SFC's reasonable control (including, but not limited to acts of God or condemnation or destruction of the improvements on the Licensed Premises) the Licensed Premises or any portion thereof shall become unavailable or unsuitable for CFL's permitted uses; PROVIDED, however, that
(i) no such revocation by SFC shall materially reduce the area available to CFL for parking, unless SFC offers CFL commercially reasonable substitute parking facilities, and (ii) if SFC revokes CFL's License to use the SFC Gardens Administration Building, the Rent reserved in Section 3.02 for each remaining year in the Term shall be reduced by ten thousand dollars ($10,000.00) per year, and the remaining Rent payment installments in Section
3.02 shall be adjusted proportionately to reflect the reduction. SFC agrees that it will not revoke CFL's License to use the SFC Gardens Administration Building so that the effective date of the revocation would fall during the actual operation of a Faire or a Forest of Fear.

      SECTION 2.06. CFL may request, and SFC may in its discretion grant permission to CFL, to erect and maintain temporary signs relating to the Faire or the Forest of Fear on

SFC's property other than the Premises. SFC may require CFL to erect and maintain directional signage at designated locations on SFC's property other than the Premises, to control traffic flow through SFC's property during operation of the Faire and the Forest of Fear. CFL is solely responsible for all aspects of advertising, marketing or promoting the Faire and the Forest of Fear. All permitted or required signage shall be provided, installed, maintained and removed at CFL's sole cost and expense, and shall in every respect comply with all applicable laws and regulations.

                                 ARTICLE 3
                                   RENT

     SECTION 3.01. CFL shall pay to SFC, without notice or demand, Rent as set forth herein. Acceptable forms of payment of Rent include cash, money order, cashier's or certified check payable to the order of SFC, CFL's check drawn on a New York Clearing House Member bank or bank, savings bank or trust company that maintains an office in Orange or Rockland County, New York, or Bergen or Passaic County, New Jersey, payable to the order of SFC, or a wire transfer of immediately available funds to an account designated by SFC. Third party checks endorsed to SFC's order are not acceptable.

     SECTION 3.02. CFL shall pay a total of one million four hundred thirty-three thousand seven hundred fifty-four and 00/100 dollars ($1,433,734.00) to SFC, in five (5) annual payments, as follows:

            Year  1  -    $270,000.00
            Year  2  -    $270,000.00
            Year  3  -    $283,500.00
            Year  4  -    $297,675.00
            Year  5  -    $312,559.00
            -------     -------------
Total Rent Reserved     $1,433,734.00


Each annual payment shall be paid by CFL in four installments, on or before May 1, July 30, August 30 and September 30 of each year during the Term as follows:

                   Year 1                            Rent Payment Installment
                   ------                            -----------------------
              on or  before  June  15,  1996                $45,000.00
              on or  before  July  30,  1996                $45,000.00
              on or before August 30, 1996                  $90,000.00
              on or before September 30, 1996               $90,000.00

                   Year 2
                   ------
              on  or  before  May  1,  1997                 $45,000.00
              on or  before  July  30,  1997                $45,000.00
              on or before August 30, 1997                  $90,000.00
              on or before September 30, 1997               $90,000.00

                   Year 3
                   ------
              on  or  before  May  1,  1998                 $47,250.00
              on or  before  July  30.  1998                $47,250.00
              on or before August 30, 1998                  $94,500.00
              on or before September 30, 1998               $94,500.00

                   Year 4
                   ------
              on  or  before  May  1,  1999                 $49,612.50
              on or  before  July  30,  1999                $49,612.50
                     on or before August 30, 1999       $99,225.00
                     on or before September 30, 1999    $99,225.00


                            Year 5
                     on or before May 1, 2000          $ 52,093.16
                     on or before July 30, 2000        $ 52,093.17
                     on or before August 30, 2000      $104,186.33
                     on or before September 30, 2000   $104,186.34

     Late payment of Rent shall entitle SFC to collect from CFL, as Additional Rent, a late fee on all overdue Rent for each day the Rent remains unpaid, equal to eighteen percent (18%) PER ANNUM, prorated for the number of days the Rent remains unpaid. In no event, however, will the rate charged exceed the legally permissible interest rate under the usury laws of the State of New York. In addition to such late charges, SFC will charge a $50.00 administrative fee for each check not honored by SFC's bank, including each check returned to SFC as drawn on insufficient funds.

     SECTION 3.03. Rent shall be absolutely net to SFC without any abatement, deduction, counterclaim, set-off or offset whatsoever, so that this Agreement shall yield, net to SFC, the fUll amounts payable as Rent. The Security Deposit may not be applied by CFL towards payment of the Rent.

     SECTION 3.04. CFL shall pay to SFC, as Additional Rent, all increases in real property taxes that result from increases in assessed valuation of the Leased Premises attributable to CFL's improvement thereof, over and above the assessed valuation and real property taxes paid by SFC in the base year of
1995.   SFC will notify CFL of all
amounts to be paid by CFL pursuant to this paragraph, including the calculation thereof, on or before October 1, of each year during the Term. CFL will pay all such Additional Rent to SFC within fourteen (14) days of the notice.

     SECTION 3.05. The Rent and all Additional Rent reserved under this Agreement are premised upon CFL's operation of the Faire for eight weekends during July, August and September, and of the Forest of Fear for approximately six weeks during September and October. Any significant increase in the number of Operating Days will require an upwards adjustment of the Rent and Additional Rent to be paid by CFL, in amounts and on terms to be agreed upon between SFC and CFL prior to the institution of any such expanded operating schedule. For purposes of this section, CFL's scheduling of "make up" Operating Days due to adverse weather conditions, or of a reasonable number of special promotions that may require additional Operating Days within the period from July through October, shall not constitute a "significant increase in the number of Operating Days."

                                   ARTICLE 4
                           USE OF INSURANCE PROCEEDS

     SECTION 4.01. If all or any part of SFC's or CFL's improvements on the Leased Premises shall be substantially destroyed or damaged in whole or in part by fire or other casualty of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, CFL shall give to SFC immediate notice thereof. Except as otherwise provided below in Section 4.02, CFL shall repair, restore, replace or rebuild the damaged improvements, subject to the provisions hereinafter set forth, and only with SFC's approval of the plans for the reconstruction, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, if within ten (10) days of CFL's notice to SFC set forth above in this Article, SFC gives notice to CFL that it does not wish CFL to restore the improvements destroyed, CFL shall not restore the improvements and CFL shall not be under any obligation to do so. In the event SFC gives notice to CFL that it does not wish CFL to restore the improvements destroyed, and as a result CFL is unable to continue operation of the Faire, then this notice shall be deemed to be an early termination by SFC in accordance with the provisions of Article 17 of this Agreement.

     SECTION 4.02. CFL may elect not to restore, replace or rebuild CFL improvements that are substantially destroyed or damaged beyond repair; provided, however, that no such election by CFL shall relieve CFL of its obligations to pay Rent or from any of its other obligations under this Agreement.

     SECTION 4.03. Except as set forth above, no destruction of or damage to the Premises, or to any improvements on the Premises or any part thereof shall relieve CFL of its obligations to pay Rent or from any of its other obligations under this Agreement.

                                     ARTICLE 5

                                   CONDEMNATION


     SECTION 5.01. If the whole of the Leased Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, or if less than the whole of the Leased Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose but the portion of the Leased Premises remaining is not sufficient in size to permit CFL to continue to conduct the Faire, then and in that event, the Term of this Agreement shall expire on the date of the commencement of such proceeding, the Rent apportioned and paid to the Expiration Date, and CFL shall have no claim for the value of any unexpired term of said Agreement and assigns to SFC CFL's entire interest in any such award. Nothing contained herein shall be deemed a waiver by CFL of its right to present a claim in the condemnation proceedings for loss of business profits, loss of goodwill or moving expenses, should these items then be compensable as long as the ultimate compensability of those items to CFL does not diminish any award to SFC for the taking of the Leased Premises.

    SECTION 5.02. If less than the whole of the Leased Premises shall be acquired or condemned by eminent domain for any public or quasi public use or purpose, and if the portion of the Leased Premises remaining is sufficient in size to permit CFL to continue to conduct the Faire, then and in that event, this Agreement shall continue on the balance of the Leased Premises with no adjustment in Rent, and CFL shall have no claim for the value of any unexpired term of this Agreement on the portion of the Premises acquired or condemned, and assigns to SFC CFL's entire interest in such award.

     SECTION 5.03. Notwithstanding the provisions of Section 5.01 above, if an eminent domain proceeding for the whole of the Leased Premises is commenced within sixty (60) days prior to the commencement of a Faire, or while a Faire is in progress, and SFC remains in possession of the Leased Premises, SFC shall permit CFL to continue in use and occupancy of the Leased Premises notwithstanding the expiration of the Agreement, for a period not to exceed six (6) months, for the sole purpose of concluding that one Faire and Forest of Fear.

                                 ARTICLE 6

                        ASSIGNMENT AND SUBLETTING

     CFL and its successors and assigns shall not assign or sublet (whether voluntarily or involuntarily) this Agreement, in whole or in part, without SFC's prior written consent, which SFC may withhold in its sole discretion; provided, however, that if the proposed assignment is to Renaissance Entertainment Corporation, the guarantor hereof, SFC's consent may not be unreasonably withheld. Nothing in this Article 6 shall prevent CFL from entering into temporary license agreements with vendors or exhibitors to occupy the

Leased Premises and participate in the Faire or the Forest of Fear; provided, however, (i) that no such agreement shall purport to convey any leasehold in the Premises to any such vendor or exhibitor, (ii) that each such agreement shall be in all respects consistent with and subject to CFL's obligations in respect of the Premises as set forth in this Agreement, (iii) that no such agreement shall relieve CFL of any liability under this Agreement, and (iv) CFL shall use commercially reasonable efforts to ensure that neither the Leased Premises, nor the Licensed Premises when CFL is in occupancy thereof, are used by third parties for the purpose of disseminating information or materials in opposition to SFC's Comprehensive Plan or other proposed land uses by SFC. The consent of SFC to any assignment or sublease shall not relieve CFL from any liability hereunder.

                                    ARTICLE 7

                            MAINTENANCE AND REPAIRS

     SECTION 7.01. CFL shall not commit or suffer, and shall use all commercially reasonable precaution to prevent, waste, damage, or injury to the Premises. CFL, at its sole cost and expense throughout the Term, shall maintain in good order and repair, to SFC's reasonable satisfaction, all improvements, all fixtures and other structures on the Leased Premises; provided, however, that all repairs to and maintenance of water and wastewater utilities infrastructure must be performed by SFC and CFL will pay to SFC, on demand, the cost of such repairs, as Additional Rent. CFL shall have all duties of complying with all laws, rules and regulations, ordinary and extraordinary applicable to CFL's activities on the Premises, whether foreseen or unforeseen. CFL will pay to SFC, as Additional Rent, the cost of any damage to SFC property or equipment arising out of or in connection with CFL's operations at or occupancy of the Premises, including but not limited to damage caused to the Premises or adjacent areas by CFL personnel, exhibitors, subcontractors or attendees. Damages assessed by SFC during the Term will be Additional Rent immediately due from and payable by CFL upon demand by SFC.

     SECTION 7.02. CFL, at its sole cost and expense, shall keep the Leased Premises, and the Licensed Premises when CFL is in occupancy thereof, clean and free from rubbish and obstructions to access.

      SECTION 7.03. For a separate fee, during the Term SFC will prepare and repair, as requested by CFL, toilet and drinking facilities at the Premises. In consideration for such services, CFL will pay SFC a fee equal to: SFC's direct labor costs, payroll taxes and fringe benefits, plus 100%; plus the invoice cost plus 20% of any materials furnished by SFC. SFC will present CFL with an itemized statement for services rendered and materials provided pursuant to this paragraph, and SFC's fee shall constitute Additional Rent hereunder and shall be due and payable upon presentation of the statement. Nothing in this paragraph shall obligate or require SFC to provide such services to CFL, or to keep a maintenance crew on call on Operating Days.

     SECTION 7.04. The annual installation and removal of the tent cover for the Peacock Patio on the Leased Premises shall be the sole responsibility of CFL. This tent cover is the property of SFC and will remain on the Leased Premises after the end of the Term.

      SECTION 7.05. SFC will arrange for Orange and Rockland Utilities to activate electric meter service and the main electric service panel for each meter service activated at the Premises for CFL's operations. CFL shall be responsible for the installation of all electrical connections, outlets and distribution required by CFL beyond the main service panels. CFL shall pay all charges for all utilities (including installation charges, if any) incurred by reason of CFL's operations or occupancy of the Premises during the Term, including but not limited to electricity, water, sewer and telephone.

     (a) SFC shall render monthly invoices, and CFL shall pay for electricity on a monthly basis from May through October each year during the Term. Charges for electricity will be computed as follows:

          (i) CFL will pay to SFC the difference in dollars between the actual billings to SFC by Orange & Rockland Utilities, Inc. ("O&R") during the Term, for each of the meters listed on Schedule "C" to this Agreement; and

      (ii) the "Comparable Billing" for each meter during the "Base Period". The Base Period is the billing period that ended June 28, 1978; and the Comparable Billing for each meter is the billing attributable to that meter reflected in Schedule "C".

  (b) All "demand charges" resulting from CFL's operations billed to SFC by O&R in respect of the meters listed in Schedule "C" will be reimbursed by CFL. This obligation of CFL will survive beyond the end of the Term.

  (c) SFC will render invoices and CFL will pay for water consumption and sewer charges on a monthly basis from May through October each year during the Term, (i) for water, SFC's cost, based upon actual meter readings of water consumed for July, August and September, and October, and at one half (1/2) SFC's cost for May and June;
      and (ii) for sewer, SFC's cost (as of the date of this Agreement, $3,900.00 per month), as the same may be adjusted from time to time, for July, August and September, and October, and at one half (1/2) SFC's cost for May and June; PROVIDED, however, that for sewer charges for May, 1996 only, CFL shall pay one-third (1/3) of SFC's cost.

      SECTION 7.06. Except as otherwise expressly provided in this Article 7, SFC 341 shall not be required to furnish any services, utilities or facilities whatsoever to the

Premises. During the Term, SFC shall have no duty or obligation to make any alteration, change, improvement, replacement, restoration or repair to, or to demolish, the Premises or the improvements thereon.


                                 ARTICLE 8
             SFC'S RIGHT OF REVIEW AND APPROVAL OF IMPROVEMENTS

      CFL has previously constructed improvements on the Leased Premises. During the Term of this Agreement and subject to all laws, regulations and guidelines applicable to the Leased Premises, and in each case subject to SFC's prior review and written approval, CFL may construct additional or replacement improvements on the Leased Premises, consistent with CFL's permitted uses of the Leased Premises and all other terms of this Agreement. Prior to the construction of any improvement, CFL shall furnish SFC with plans and specifications prepared by licensed professionals. All such plans and specifications must be approved by SFC. CFL may alter, repair or reconstruct any of the improvements it installs on the Leased Premises, however such alteration, repair or reconstruction shall also be subject to the provisions of this Article concerning the submittal of plans and the approval by SFC. It shall be the obligation of CFL to secure the approval of all governmental authorities as may be necessary for any construction on the Leased Premises, including securing such permits as may be applicable to the construction.


                                ARTICLE 9

               REQUIREMENTS OF GOVERNMENTAL AUTHORITIES
               AND OF INSURANCE UNDERWRITERS AND POLICIES

     SECTION 9.01. CFL, at its sole cost and expense, shall promptly comply with all present and future laws, rules, orders, ordinances, regulations, statutes, requirements and codes of all governental authorities now existing or hereafter created, applicable to CFL's activities on the Leased Premises, without regard to the nature of the work required to be done whether or not the same involve or require any structural changes or additions in or to the improvements now or hereinafter on the Leased Premises, CFL also shall comply at its sole cost with any and all provisions and requirements of any casualty, liability or other insurance policy required to be carried by CFL under this Agreement.

     SECTION 9.02. Without limiting the generality of the foregoing, CFL will at all times abide by the terms and conditions of the Special Permit, and will not, without SFC's prior written consent, take or permit any action or fail to perform any obligation applicable to CFL's activities on the Premises in contravention of the Special Permit. CFL agrees that it will promptly provide SFC with copies of all notices of violation of any law, rule, ordinance, regulation, statute, requirement or code and of all notices of inspection received by CFL or any of CFL's contractors, vendors or exhibitors. CFL further agrees that it will not submit or permit submittal of any application for any type of building or land use determination (including, but not limited to, interpretation or variance of the Special Permit) to any administrative or legislative body of the Town of Tuxedo, without SFC's prior knowledge and written consent.


                                 ARTICLE 10
                             SECURITY DEPOSIT

      CFL has previously deposited with SFC the sum of $40,000.00 (together with the additional sums to be deposited with SFC as provided below, the "Security Deposit"), which shall be held by SFC as security for CFL's performance of this Agreement. CFL agrees to deposit with SFC an additional $35,000.00 to augment the Security Deposit, on or before August 1, 1997, making the total Security Deposit to be held by SFC $75,000.00, which SFC agrees to deposit in an interest-bearing account. Except as otherwise provided below in the case of CFL's default, interest that accrues on the Security Deposit shall be paid to CFL annually. If CFL defaults in respect of any of its obligations under this Agreement, SFC may use, apply or retain all or any part of the Security Deposit and interest accrued thereon to any sum as to which CFL is in default, or to reimburse SFC for any amount which SFC may expend or may be required to expend by reason of CFL's Default. CFL agrees to provide SFC with a fully completed and signed form W-9 and any other form(s) required by the bank holding the Security Deposit.


                                 ARTICLE 11
                             DISCHARGE OF LIENS

     SECTION 11.01 CFL will not, directly or indirectly, create or permit to be created, or to remain, any lien of any kind, including but not limited to mechanic's, vendor's, laborer's, materialmen's, or supplier's liens, which are or may become an encumbrance upon the Premises or any portion thereof.

     SECTION 11.02. CFL shall, with reasonable promptness, but in any event within sixty (60) days after notice of any lien, remove any mechanic's, laborer's or materialman's lien or any other lien, encumbrance or charge upon the Premises or any part thereof, which arises out of any action or omission by or on behalf of CFL, or any subtenant, licensee agent, employee or representative of CFL.

     SECTION 11.03. Nothing in this Agreement shall be deemed or construed in any way as constituting the consent or request of SFC, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repair of the Premises or any part thereof, nor as giving CFL or its vendors or exhibitors any right, power or authority to contract for or permit the rendering of any services, or the furnishing of materials that would give rise to the filing of any lien against any assets of SFC. Notice is hereby given, and CFL shall cause all construction agreements to provide, that SFC shall not be liable for any work performed or to be performed at the Premises for CFL or of any materials furnished or to be furnished at the Premises for any of the foregoing.

                                      ARTICLE 12

                              NO REPRESENTATIONS BY SFC

     CFL has previously had possession of and has inspected the Premises and all improvements thereon and accepts them in "as is" condition. CFL acknowledges that no representations, statements or warranties, express or implied, have been made by or on behalf of SFC with respect to the Premises or this transaction or the laws applicable to this transaction, SFC or the Premises; that CFL has relied on no such representations, statements, or warranties; and that SFC shall not in any event whatsoever be liable by reason of any such claimed misrepresentation or breach of warranty.

                                   ARTICLE 13

                    SFC NOT LIABLE FOR INJURY OR DAMAGE

     SECTION 13.01. SFC shall not in any event whatsoever be liable for any injury or damage to CFL (unless caused by a negligent act or omission of SFC, its agents, servants, or employees) or to any other Person happening on, in or about the Leased Premises, or the Licensed Premises when CFL is in occupancy thereof and as a result of an act or omission of CFL, nor for any injury or damage to the Premises or to any property belonging to CFL or to any other Person (unless caused by a negligent act or omission of SFC, its agents, servants or employees).

     SECTION 13.02. SFC shall not be liable to CFL (unless caused by a negligent act or omission of SFC, its agents, servants or employees) or to any other Person for any failure or interruption of water supply, sewerage, gas or electric current, nor for any injury or damage to any property of CFL (unless actually caused by a negligent act or omission of SFC, its agents, servants or employees) or to any Person or to the Premises caused by or resulting from gasoline, oil, steam, gas, electricity, fire or hurricane, tornado, flood, wind or similar storms or disturbances, or water, rain or snow which may leak or flow from the street, sewer, gas mains or subsurface area or from any part of the Premises, or leakage of gasoline or oil from pipes, appliances, tanks, sewer or plumbing works therein, or from any other place, nor for interference with light or other incorporeal hereditaments by anybody, or caused by any public or quasi-public work.

                                ARTICLE 14

                             INDEMNIFICATIONS

     SECTION 14.01. CFL agrees to defend and fully indemnify SFC against any and all liability and costs, including but not limited to reasonable attorneys' fees (whether incurred in a proceeding between SFC and CFL or between SFC and a third party), incurred by SFC, resulting directly or proximately from CFL's activities on the Premises. Without limiting the generality of the foregoing, CFL shall promptly pay all of SFC's engineers', architects' and reasonable attorneys' fees and disbursements, which may be imposed upon or incurred by or asserted against SFC by reason of CFL's actions or omissions during the Term. SFC agrees to defend and fully indemnify CFL against any and all liability and costs, including but not limited to reasonable attorneys' fees, incurred by CFL, resulting from the negligent acts of SFC's agents or employees on the Premises.

     SECTION 14.02. CFL represents and warrants that it has dealt with no broker in connection with this Agreement. Without limiting the generality of the foregoing Section

14.01, CFL shall pay SFC's reasonable attorneys' fees if the foregoing representation and warranty with respect to brokerage should be breached.

     Section 14.03. The provisions of this Article 14 shall survive the expiration of this Agreement for the applicable Statute of Limitations for any claim made.

                                 ARTICLE 15

                      RIGHT OF ACCESS AND INSPECTION

     SECTION 15.01. CFL shall permit SFC and its agents or representatives to enter the Premises at all reasonable times and (except in an emergency when no prior notice shall be required) upon reasonable notice for the purpose of
(a) inspecting the same, and (b) if SFC so elects, making any necessary repairs to the Premises.

     SECTION 15.02. Nothing in this Article 15 or elsewhere in this Agreement shall imply any duty or obligation upon the part of SFC to do any work on the Premises and performance thereof by SFC shall not constitute assumption of such a duty or obligation.

     SECTION 15.03. Provided that it does not materially interfere with CFL's operation of the Faire or the Forest of Fear, SFC may enter the Leased Premises in non-emergency situations to operate or to effect repairs to or to maintain water or wastewater utilities infrastructure on the Premises, or to gain access to or egress from SFC's adjacent lands or improvements (including, but not limited to, access and egress in connection with SFC's timber harvesting operations.)

                                ARTICLE 16

                 PERMITTED USE; NO UNLAWFUL OCCUPANCY

     SECTION 16.01. Subject to the provisions of law and this Agreement, CFL shall use the Leased Premises only for the purpose of conducting the Faire and the Forest of Fear, and the Licensed Premises only for the incidental purposes enumerated in Article 2.02, and for no other purposes. Anything in the foregoing sentence that may be construed to the contrary notwithstanding, no living accommodations shall be permitted on or about the Premises, except that camping for CFL personnel is permitted on the Leased Premises in the rear, near the Portomod Building, subject to all applicable laws, rules and regulations that govern such use.

     SECTION 16.02. CFL shall not use or occupy, and shall use commercially reasonable efforts to prohibit the use or occupancy of any part of the Leased Premises, and of the Licensed Premises when CFL is in occupancy thereof, other than as permitted in Section 16.01, or in such manner as to constitute a nuisance of any kind (public or private). CFL shall immediately take all necessary steps, legal and equitable, to abate any nuisance at the Premises resulting from CFL's use or occupancy thereof.

                                 ARTICLE 17

     EVENTS OF DEFAULT, CONDITIONAL LIMITATIONS, REMEDIES, ETC.

     SECTION 17.01. Each of the following events shall be an "Event of Default" hereunder:

     (a) if CFL shall fail to pay the Rent, Additional Rent or any other payment required to be paid by CFL when the same shall become due and payable;

     (b) if CFL shall fail to acquire and maintain in effect insurance coverage in the types and amounts required by this Lease;

     (c) if CFL shall abandon the Leased Premises or cease operating the Faire;

     (d) if CFL fails to maintain the Premises in a neat and clean condition and in good repair; or

     (e) failure by CFL to timely and fully perform any other obligation under this Agreement on CFL's part to be performed.

     SECTION 17.02. If an Event of Default shall occur, SFC may elect to (a) perform the obligations of CFL in accordance with the provisions of Article 29, or (b) proceed by appropriate judicial proceedings, either at law or in equity, to enforce performance and observance by CFL of the applicable provisions of this Agreement, or to recover damages for breach thereof, or both.

     SECTION 17.03. If an Event of Default shall occur, SFC may at any time thereafter give written notice to CFL stating that this Agreement and the Term shall expire and terminate on the date specified in such notice, which date shall be not less than ten (10) days after the giving of such notice (or three (3) days after the giving of such notice if the Event of Default is the failure to pay Rent), if on or before such date CFL shall have failed to cure the default which was the basis for the Event of Default. If the Default shall remain uncured as of the date specified in the notice, or if CFL shall not be diligently pursuing the cure of an Event of Default that is inherently incapable of being cured within the ten (l0) day cure period, then this Agreement shall terminate without further notice, and SFC may proceed by summary proceeding or other action at law or in equity to recover possession of the Leased Premises.

     SECTION 17.04. If this Agreement shall be terminated as provided in
Section 17.03 hereof CFL shall pay to SFC (a) all Rent and Additional Rent payable under this Agreement to the date of such termination, and (b) on demand, all costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, incurred by SFC in any action or proceeding to recover possession of the Leased Premises.

     SECTION 17.05. Each right and remedy of SFC provided for in this Agreement shall be cumulative and in addition to every other right or remedy provided for this Agreement or now or hereafter existing at law or in equity or by statute or otherwise. The exercise or beginning of the exercise by SFC of any one or more of the rights or remedies provided for in this Article 17 or elsewhere in this Agreement, or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by SFC of any or all other rights or remedies provided for in this Article 17, this Agreement, or now or hereafter existing at law or in equity or by statute or otherwise.

                                ARTICLE 18

                                 NOTICES

     SECTION 18.01. Whenever it is provided herein that notice, demand, consent, approval, or other communication shall or may be given to or served upon either of the parties, or whenever either of the parties shall desire to give or serve upon the other any notice, demand, request, consent, approval, or other communication with respect hereto, or to the Premises, each such notice, demand, request, consent, approval, or other communication shall be in writing and, any law or statute to the contrary notwithstanding, shall be effective for any purpose if given or served as follows:

     (a) If by CFL, by personal delivery to SFC; by recognized overnight delivery service; by fax, followed by mailing as hereinafter set forth; or by mailing the same to SFC by certified mail, postage prepaid, return receipt requested, addressed to SFC at the address shown on the first page hereof, with a copy thereof to such other address(es) and such other Persons as SFC may from time to time designate by notice given to CFL.

     (b) If by SFC, by personal delivery to CFL at the Premises; or by recognized overnight delivery service; by fax, followed by mailing as hereinafter set forth; or by mailing the same to CFL by certified mail, postage prepaid, return receipt requested, addressed to CFL at the Premises or at the address shown on the first page hereof, or to such other address(es) and Persons as CFL may from time to time designate by notice given to SFC.

     SECTION 18.02. Every notice, demand, request, consent, approval, or other communication hereunder shall be deemed to have been given or served at the earliest of (a) the time that the same is personally delivered to or actually received by the other party; (b) delivery by the recognized overnight delivery service; or (c) three (3) days after being deposited in the United States mails, postage prepaid, in the manner aforesaid.

                               ARTICLE 19

                        ESTOPPEL CERTIFICATES

     CFL agrees that, at any time and from time to time upon not less than ten (1O) days' prior notice by SFC, CFL shall execute, acknowledge and deliver to SFC or any other Person specified by SFC, a statement in writing certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect, stating the modifications) and the date to which each item payable by CFL hereunder has been paid, and stating whether or not to the best knowledge of the signer of such certificate SFC is in default in performance of any covenant, agreement or condition contained in this Agreement, and, if so, specifying in detail each such default of which CFL may have knowledge.

                                ARTICLE 20

                       SURRENDER AT END OF TERM

     On the Expiration Date CFL shall surrender and deliver up to SFC the Leased Premises in good order, condition and repair, reasonable wear and tear excepted, free and clear of all CFL improvements to the Leased Premises (other than alterations to or fixtures installed in SFC-owned improvements, which shall be the property of SFC) and of all liens and encumbrances other than those, if any, existing as of the date hereof. Without limiting the generality of the foregoing, CFL will remove all CFL improvements from the Leased Premises, and will deliver the Leased Premises to SFC restored, regraded and reseeded. Unless otherwise expressly agreed to the contrary by SFC in writing, all approved repairs, improvements, fixtures or additions made by CFL to the Licensed Premises or to any other SFC-owned property or improvements shall be the property of SFC, and shall remain at the Premises after the Expiration Date, free and clear of all liens and encumbrances.

                                  ARTICLE 21

                 ENTIRE AGREEMENT, NO ORAL MODIFICATIONS

     This Agreement contains all the promises, agreements, conditions, inducements and understandings between SFC and CFL relative to the Premises and to their respective rights and obligations, and there are no promises, agreements, conditions, understandings, inducements, warranties or representations, oral or written, expressed or implied, between them other than as herein set forth. This Agreement may not be orally modified, waived, changed, canceled or amended. All such alterations of this Agreement require a writing signed by both SFC and CFL.

                                 ARTICLE 22

                              QUIET ENJOYMENT

     Subject to the rights of any fee mortgagee and the rights of access herein reserved, SFC covenants that if and as long as CFL shall faithfully perform the agreements, terms, covenants and conditions hereof, CFL shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the term hereby granted without molestation or disturbance by or from SFC and free of any encumbrance created or suffered by SFC.

                                   ARTICLE 23
                        INVALIDITY OF CERTAIN PROVISIONS

     If any term or provision of this Agreement or the application thereof to any Person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to any Person or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

                                  ARTICLE 24
                  NO RECORDING OF MEMORANDUM OF AGREEMENT

     This Agreement or a Memorandum thereof shall not be recorded by either party to the Agreement.

                                 ARTICLE 25
                        LIMITATION OF LIABILITY

     SECTION 25.01.

     (a) SFC's liability hereunder (including, for purposes of this Section, any parent or subsidiary of SFC) for damages or otherwise, if any, shall in all events be limited to

SFC's interest in the Leased Premises, this Agreement, the Rent, proceeds of any insurance policies covering or relating to the Leased Premises, and any awards payable to SFC in connection with a condemnation of the Leased Premises. Neither SFC nor any of the directors, officers, employees, shareholders, agents or servants of SFC shall have any liability (personal or otherwise) hereunder except as set forth herein. No other property or asset of SFC, or any property or asset of the directors, officers, employees, shareholders, agents or servants of SFC, is subject to levy, execution or other enforcement procedure for the satisfaction of CFL's remedies hereunder. The provisions of this Section 25.01(a) shall survive the expiration of the Term or other termination of this Agreement.

     SECTION 25.02. When a party exercises any of the rights or renders or performs any of its obligation hereunder, it hereby acknowledges that it shall do so at its sole cost and expense, except to the extent this Agreement expressly provides to the contrary.

                                  ARTICLE 26
                                MISCELLANEOUS

     SECTION 26.01. The captions of this Agreement are for convenience of reference only and in no way define, limit or describe the scope or intent of this Agreement or in any way affect this Agreement.

     SECTION 26.02. The Table of Contents is for the purpose of convenience of reference only and is not to be deemed or construed in any way as part of this Agreement or as supplemental thereto or amendatory thereof.

     SECTION 26.03. The use herein of the neuter pronoun in any reference to SFC or CFL shall be deemed to include any individual landlord or licensor and tenant or licensee, and the use herein of the words "successors and assigns" or "successors or assigns" of SFC or CFL shall be deemed to include the heirs, legal representatives and assigns of any individual landlord or licensor or tenant or licensee.

     SECTION 26.04. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 26.05. The agreements, terms, covenants and conditions herein shall be binding upon and shall inure to the benefit of, SFC and CFL and their respective successors and assigns.

     SECTION 26.06. All references in this Agreement to "Articles" or "Sections" shall refer to the designated Article(s) or Section(s), as the case may be, of this Agreement.

     SECTION 26.07. The unconditional guarantee of CFL's obligations under this Agreement by Renaissance Entertainment Corporation is a material inducement for SFC to enter into this Agreement. This Agreement shall not be binding upon SFC (i) unless and until it shall be executed by the parties hereto and unconditionally delivered by SFC to CFL, and (ii) the guarantee hereof is fully and properly executed and delivered to SFC by the guarantor, Renaissance Entertainment Corporation. A copy of the duly adopted resolution of the board of directors of Renaissance Entertainment Corporation accepting and agreeing to the terms and authorizing the execution thereof must be affixed to the executed guarantee.

     SECTION 26.08. This Agreement may not be orally modified, waived, changed, canceled or amended.

                                 ARTICLE 27
                             HAZARDOUS MATERIALS

     SECTION 27.01.

     (a) CFL shall be responsible for Hazardous Materials (as defined in subparagraph (d) below) that come to be located on the Leased Premises during the Term or on the Licensed Premises during CFL's occupancy thereof, as a result of CFL's acts or omissions.

     (b) CFL agrees that CFL shall not cause, suffer or permit any Hazardous Material (as defined in subparagraph (d) below) to come to be located on and then be stored on or about, be used in or about, or be discharged from the Premises during the Term, except as legally and properly used or stored in the normal course of CFL's permitted uses under this Agreement. CFL shall comply with the laws, rules, regulations and orders of any federal, state or local authority or other governmental authority in the storage and use of, and in promptly removing any such Hazardous Materials and otherwise promptly complying with the laws, rules, regulations and orders (collectively called "Government Requirements") of such authority, all at the sole cost and expense of CFL. Without limiting the foregoing, CFL agrees to remove and clean-up the Premises of all such Hazardous Materials of the nature described in Section 27.01 above in compliance with the Governmental Requirements, upon the earlier to occur of:
(i) the Expiration Date or earlier termination of this Agreement, or (ii) CFL's ceasing to conduct permitted activities at the Premises.

     (c) In the event of any storage, use or disposal of Hazardous Materials for which CFL is responsible under paragraphs (a) and (b) of Section 27.01, CFL shall defend, indemnify and hold SFC harmless from and against any and all claims, loss, damage and expense, including, but not limited to, reasonable attorney's fees and costs, that SFC may incur as a result of or arising out of: (i) any such alleged storage, use or discharge of such Hazardous Materials from the Premises; (ii) the removal and disposal of any such Hazardous Material on, about or from the Premises; (iii) compliance with any Governmental Requirements relating to the presence or removal of such Hazardous Materials from the Premises; or (iv) any combination of the foregoing.

     (d) As used herein, "Hazardous Materials" means any hazardous or toxic material, substance or waste which is defined by those or similar terms or is regulated as such under any Governmental Requirements, including, but not limited to, any material, substance or waste which is (a) defined as a hazardous substance under Section 311 of the Federal Water Pollution
Control Act (33 U.S.C. Section 1317) as the same has been and may be amended;
(b) defined as a hazardous waste under Section 1004 of the Federal Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et. seq.) as the same has been and may be amended; or (c) defined as a hazardous substance under
Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et. seq.) as the same has been and may be amended.

     (e) Any costs, penalties, fines, and/or expenses paid or incurred by SFC arising out of CFL's failure to comply with the foregoing provisions shall constitute, at SFC's option, Additional Rent under the Agreement, and shall be paid to SFC by CFL on demand. The provisions hereof shall survive the expiration or early termination of the Agreement and are intended to supplement SFC's rights and remedies against CFL at law with respect to Hazardous Materials.

     (f) SFC shall be entitled to injunctive relief against CFL with respect to any threatened storage, use or discharge of any Hazardous Material from, on, about or in the

Premises in violation of the provisions of subparagraphs (a) and (b) of
Section 27.01 herein.

     (g) The provisions of Article 27 of this Agreement shall survive the expiration of the Term or other termination of this Agreement.

     (h) If either party to this Agreement becomes aware of any Hazardous Material on the Premises, that party will immediately notify the other party of possibility that Hazardous Materials are present.

     (i) To the best of SFC's knowledge, and without SFC conducting an environmental audit of the Premises, there are no Hazardous Materials presently on the Premises in violation of any Governmental Requirements. CFL represents and warrants that it has no knowledge of Hazardous Materials on the Premises in violation of any Governmental Regulations, and that CFL has not caused, or knowingly suffered or permitted any Hazardous Materials to come to be located at the Premises in violation of any Governmental Regulations during CFL's possessions of the Premises during the eighteen years preceding this Agreement. At the expiration of the Term or other termination of this Agreement, at CFL's option and sole expense, CFL may cause an environmental audit of the Premises to be made by a qualified New York State licensed Professional Engineer, satisfactory to SFC, to determine the presence of any Hazardous Materials on the Premises. If CFL elects to have the environmental audit performed in accordance with this provision, and if the environmental audit reveals there are no Hazardous Materials on the Premises, or that any Hazardous Materials found can conclusively be demonstrated to be attributable to an incident or source other than one for which CFL would bear responsibility hereunder, then upon SFC's written acceptance of and concurrence with such report CFL shall have no continuing obligation under this Article following the expiration or other termination of this Lease. If the environmental audit reveals the presence of Hazardous Materials on the Premises for which CFL may be responsible hereunder, CFL shall have the obligation to remediate the Premises by the removal of the Hazardous Materials immediately following the completion of the environmental audit. In the event CFL elects to cause such environmental audit to be made, CFL will instruct the Professional Engineer making the audit to provide a copy of the same to SFC at the same time that a copy is provided to CFL.

                                ARTICLE 28

                         WAIVER OF TRIAL BY JURY
               AND COUNTERCLAIMS IN SUMMARY PROCEEDINGS;
               JURISDICTION AND VENUE; SERVICE OF PROCESS

     SECTION 28.01. It is mutually agreed by and between SFC and CFL that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on

                                 ARTICLE 29
                             FEES AND EXPENSES

     If CFL shall default in the observance or performance of any term or covenant on CFL's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this Agreement, then, unless otherwise provided elsewhere in this Agreement, SFC may immediately or at any time thereafter and upon notice to CFL, perform the obligation of CFL thereunder. If SFC, in connection with the foregoing or in connection with any default by CFL in the covenant to pay Rent hereunder, makes any expenditure or incurs any obligations for the payment of money, including but not limited to reasonable attorney's fees, in instituting, prosecuting or defending any action or proceeding, then CFL will reimburse SFC for all such sums so paid or obligations incurred, with interest and costs. The foregoing expenses incurred by reason of CFL's default shall be Additional Rent hereunder and shall be paid by CFL to SFC on demand. If the Term shall have expired at the time of making of such expenditures of incurring of such obligations, such sums shall be recoverable by SFC as damages. If SFC commences summary proceedings or other litigation to enforce this Agreement, and such proceedings or actions are resolved on the merits in favor of CFL, then SFC shall reimburse CFL for CFL's reasonable attorneys fees and cost incurred in CFL's defense.

                                  ARTICLE 30
                             WAIVER OF REDEMPTION

     CFL hereby expressly waives any and all rights of redemption granted by or under any present or future laws (including, but not limited to, Section 761 of the Real Property Actions and Proceedings Law) in the event of CFL being evicted or dispossessed for any cause, or in the event of SFC obtaining possession of the Leased Premises by reason of the violation by CFL of any of the covenants and conditions of this Agreement or otherwise.

                                  ARTICLE 31
                                SUBORDINATION

     This Agreement shall be subordinate to any mortgage or mortgages hereinafter placed upon the Premises. SFC will attempt in good faith, and will use all commercially reasonable efforts, to procure non-disturbance ageement(s) in favor of CFL from the mortgagor or mortgagors.

                                  ARTICLE 32
                                  INSURANCE


     SECTION 33.01. Throughout the Term CFL shall continually provide and maintain in full force and effect general liability insurance and motor vehicle insurance protecting against any and all liability or property damage whatever resulting directly or proximately from CFL's operations or occupancy of the Premises, including, but not limited to, liability arising out of or in connection with products/completed operations, premises operations, contractual liability, personal and advertising injury liability and all operations of CFL. Such general liability insurance shall name SFC as an additional insured and have a combined single limit of not less than $5,000,000 for personal injury and property damage and no less than $5,000,000 for liquor law legal liability. Such motor vehicle insurance shall name SFC as an additional insured and shall have a combined single limit of not less than $1,000,000 for personal injury and property damage. In addition, CFL will obtain and maintain in effect throughout the Term business interruption insurance, in a form and amount sufficient to ensure that CFL will be able to pay the Rent hereunder if the operation of the Faire or the Forest of Fear is interrupted. Evidence of all of the required insurance coverage, together with proof of the payment of premiums, shall be provided to SFC no less than thirty (30) days prior to the Commencement Date and the term of each such policy shall be no less than one year from the Commencement Date. Each such policy be in a form and issued by a company authorized to underwrite insurance in the State of New York and approved by SFC, and shall further provide that it may not be canceled or materially changed except upon thirty (30) days prior written notice to SFC. Prior to the Commencement Date, CFL will also provide to SFC evidence of workers compensation insurance coverage for CFL's personnel, for not less than one year from the Commencement Date, and CFL agrees to waive subrogation in favor of SFC if SFC so requests. CFL shall make all policies of insurance which CFL maintains pursuant to the provisions of this Article available to SFC for SFC's inspection in the event SFC makes a request for such an inspection.

     IN WITNESS WHEREOF, SFC and CFL have executed this Agreement as of the day and year first above written.

                                      STERLING FOREST CORPORATION


                                   By:
                                      -----------------------------------------
                                      Louis Heimbach, Chairman, President & CEO



                                      CREATIVE FAIRES, LTD


                                   By: /s/ DONALD C. GAITI
                                      -----------------------------------------
                                      Donald C. Gaiti, President

                                   GUARANTY


1. RENAISSANCE ENTERTAINMENT CORPORATION ("REC") is a corporation organized under the laws of the State of Colorado, with its principal offices at 4440 Arapahoe #26A, Bolder, Colorado. REC recognizes that STERLING FOREST CORPORATION would not enter into the foregoing Agreement with CFL dated June __, 1996 with CFL unless REC unconditionally guarantees CFL's payment and performance of its obligations under the Agreement. REC has requested SFC to enter into the Agreement with CFL. REC has a substantial interest in making sure that SFC enters into the Agreement with CFL, and recognizes that the Agreement shall not become effective unless and until REC executes and delivers this Guaranty to SFC. The resolution of the board of directors of REC accepting and agreeing to the terms of this Guaranty and authorizing the execution of this Guaranty is attached hereto as Exhibit "A".

2.   The following is REC's Guaranty:

     REC guarantees the full performance of the Agreement by CFL, including but not limited to payment in full of all amounts to be paid by CFL under the Agreement. This Guaranty is absolute and without any condition.

     In addition, REC agrees to these other terms:

3. This Guaranty will not be affected by any change in the Agreement, whatsoever. The Guaranty will bind REC even if REC is not a party to these changes.

4. REC does not have to be informed about any default by CFL. REC waives notice of nonpayment or other default.

5. If CFL defaults, SFC may require REC to perform CFL's obligations without first demanding that CFL perform.

6. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York, without regard to New York's conflicts of laws provisions. REC hereby waives its right to trial by jury in any claim related to the Agreement or this Guaranty, consents and submits to the IN PERSONAM jurisdiction of any United States court sitting in New York City or White Plains, New York, or any court of the State of New York sitting in Orange County, New York, having subject matter jurisdiction over the causes of action asserted arising out of or in connection with this Guaranty or the Agreement. REC irrevocably and waives all present and future objections to Orange County, New York, New York City or White Plains, New York as the exclusive venue of any action or proceeding arising out of or in connection with this Agreement. REC agrees to service of process by certified mail, return receipt requested, in any proceeding or action arising out of or in connection with this Agreement.

7. This Guaranty can be changed only by written agreement signed by all parties to the Agreement and this Guaranty.

Dated: June  12, 1996            GUARANTOR:
                                 RENAISSANCE ENTERTAINMENT CORP.


                                 By: /s/ Miles Silverman
                                     ------------------------------


State of Colorado)
                 )    ss.:
County of Boulder)


On the 12th day of June in the year 1996 before me personally came Miles Silverman to me known, who, being by me duly sworn, did depose and say that he resides in Boulder, Colorado; that he is the President of RENAISSANCE ENTERTAINMENT CORPORATION, the corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the board of directors of said corporation, and that he signed his name thereto by like authority.


                                            /s/ Deborah K. Johnson
                                           ------------------------
                                                Notary Public

                                   EXHIBIT "A"

                              "CORPORATE RESOLUTION
                                       OF
                      RENAISSANCE ENTERTAINMENT CORPORATION"

SCHEDULE "A"






                                       [MAP]

                                   RESOLUTION

   WHEREAS, Prospect Mountain Corporation, University Forest Corporation and Fletcher Lake Corporation have made application to the Zoning Board of Appeals of the Town of Tuxedo, New York for a special permit for the use of their premises as a social/recreation/visitor center and outdoor recreational facility pursuant to Section 5.2 of the Zoning Law of the Town of Tuxedo, and
   WHEREAS, a portion of the applicants' premises consisting of about 471 acres of land is already used for the aforesaid purposes and is known as Sterling Forest Gardens and Ski Center, and
   WHEREAS, the lands already in use for such purposes are in R-1 and R-2 Zones of the Town in accordance with the aforementioned Town Zoning Law, and
   WHEREAS, the applicants have requested a special permit to add to the aforementioned land an additional parcel of land consisting of about 192 acres all of which are located in an R-O Zone under the Town Zoning Law to be devoted exclusively to social/recreation/visitor center and outdoor recreational facility uses as permitted under the Town Zoning Law, and
   WHEREAS, the aforesaid two parcels of land for which the application has been made consists in total of approximately 665.7 acres of land for which applicant seeks a special permit as aforesaid, and
   WHEREAS, the Planning Board of the Town of Tuxedo has given site plan approval to the lands of the applicants already in use as a social/recreation/visitor center and outdoor recreational facility, and
   WHEREAS, it appears to the satisfaction of the Zoning Board

                                 SCHEDULE "B"
of Appeals that the structures, facilities, equipment and materials presently in use by the applicants for such facilities: are readily accessible to fire and police protection; are of such location, size and character so as to be in harmony with the appropriate and orderly development of the districts in which they are situated and not detrimental to the orderly development of adjacent properties; are of such location and size and so laid out on the site so that pedestrian and vehicular and the assembly of persons in connection therewith is not hazardous or inconvenient to or incongruous with the residential district in which the use is located and the location and height of the buildings already in use together with the location, nature and height of the walls and the fences and landscaping already in existence do not hinder or discourage the appropriate development and use of adjacent lands and buildings, and

   WHEREAS, the Zoning Board of Appeals has held a public hearing on such application on October 20, 1976 after giving due and proper notice thereof, and

   WHEREAS, the Zoning Board of Appeals has given due consideration to all statements made at said public hearing and all communications received in connection therewith and has given due deliberation to said application.
   NOW, THEREFORE; BE IT RESOLVED as follows:

   1. Pursuant to Section 3.2 and 8.2.3 of the Zoning Law of the Town of Tuxedo, a special permit is hereby granted to the applicant for the use of their premises presently used as a social/recreation/ visitor center and outdoor recreational facility known as Sterling

Forest Gardens and Ski Center and consisting of an occupying at the present time approximately 471 acres of land.

   2.  The applicant is hereby granted a special permit pursuant to Section
3.2 and 8.2.5 of the Zoning Law to use the additional acreage consisting of about 192 acres as part of the social/recreation/visitor center and outdoor recreational facility presently in use by the applicants and known as Sterling Forest Gardens and Ski Center.

   3. This Resolution and the special permit hereby granted are subject to the following terms and conditions:

   a. The special permit herein granted is for a parcel of land consisting of approximately 663 acres as bounded and described by the applicants in the exhibits and documents attached to the application.

   b. All future development on the lands covered by this permit shall be in strict accordance with the Zoning Law of the Town of Tuxedo as amended and except as the terms may have been duly varied.

   c. The lands covered by the permit located in an R-O Zone under the Town Zoning Law shall be used for parking facilities only.

   d. All future development of the lands covered by this permit shall be subject to site plan review by the Planning Board of the Town of Tuxedo and no building permit shall be issued for any future facility or structure requiring a building permit under the laws of the Town of Tuxedo unless and until site plan approval has been granted by the said Planning Board.

   e. All future development of the lands covered by this permit shall be in compliance with the provisions of Section 8.2.3.1 of the Town Zoning Law and applicant will demonstrate in connection with such future development that such development does not and will not have an unreasonably adverse effect upon the ecology and environment of the site, the adjoining properties and the Town of Tuxedo.

   f. In the development of additional parking areas on the lands covered by this permit applicant shall demonstrate that the existing public roads required for access to such parking facilities and the lands of the applicant are adequate to safely accommodate the estimated traffic which it is anticipated will result from the expansion of such parking facilities and the future development of applicants' lands.

   g. No building permit shall be issued to the applicant for the development of the land covered by this permit except in accordance with the provisions of this permit and resolution.

     The foregoing constitutes a true and complete copy of a resolution duly made and adopted at a regular meeting of the Zoning Board of Appeals of the Town of Tuxedo on October 27, 1976. The said resolution
was made by Mr.           and seconded by Mr.           and was adopted
by the following votes:   Ayes   5    Nos
                                ---         ---

                                        /s/ John Hofmann
                                        ---------------------------
                                        John Hofmann
                                        Chairman
                                        Zoning Board of Appeals

                             STERLING FOREST CORPORATION
                             Schedule of Electric Meters
                           Billed to Creative Faires, Ltd.



 Meter Location                       Base Month
  and Number                         June 28, 1978
- ----------------                     -------------

Upper  Parking   Lot                      4.77
1530-5736-2960.1

Garden Sewer                            251.26
1530-5736-3020.1

Garden Club                               9.02
1530-5736-3440.1

Camel Barn                                0.00
1530-5736-3450.1

Irrigation                              221.53
1530-5736-3560.1

Peacock Patio                           172.31
1530-5736-3620.4

Rt. 17A Traffic Light                   169.82
1530-5736-3660.1

Warming Hut                              94.45
1530-5736-3680.3                       -------
                                       $927.93



                                      SCHEDULE"C"